Exhibit 99.2

Washington Banking Declares Quarterly Cash Dividend of $0.05 per Share

OAK HARBOR, WA – April 29, 2011 – Washington Banking Company (Nasdaq: WBCO), the holding company for Whidbey Island Bank, announced today that the Board declared a regular cash dividend of $0.05 per common share, payable May 25 to shareholders of record on May 10, 2011. This marks the 52nd consecutive quarter for a cash dividend paid to Washington Banking Company’s holders of common stock.

Yesterday, Washington Banking reported first quarter 2011 net income doubled to $4.1 million from $2.0 million in the first quarter of 2010. Net income available to common shareholders totaled $3.0 million or $0.19 per diluted common share in the first quarter 2011, compared to $4.0 million, or $0.26 per diluted common share in the linked quarter, and $1.6 million, or $0.10 per diluted common share, in the first quarter a year ago.

Management will host a conference call today at 10:00 a.m. Pacific Time (1:00 p.m. ET) to discuss the quarterly and year-over-year financial results. The call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (480) 629-9770 at 10:00 a.m. PT for conference ID #4430990. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com. Shortly after the call concludes, the replay will also be available at (303) 590-3030, using access code #4430990.

Direct deposit of dividends is available for registered holders of WBCO. The quickest way for registered holders to have their dividends deposited directly into a transaction account is to log-in to the “Investor Centre” area of the transfer agent’s website at www.computershare.com. Registered holders of WBCO shares may also enroll in this service by calling Computershare at 1-800-962-4284 and requesting an enrollment form.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 30 full-service branches located in six counties in Northwestern Washington. In June 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies. Washington Banking was the only company in the Pacific Northwest that ranked in the top 100 best performing community banks between $500 million and $5 billion in assets by SNL Financial in 2010, and joined the Keefe, Bruyette &Woods 2010 Bank Honor Roll, based on its superior 10-year track record.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as the transition of acquired bank operations, employees and customers, future operating results, availability of acquisition opportunities, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) the inability to retain CityBank and/or North County Bank customers or employees and expenses associated with the integration of acquired bank operations. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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